RETURN TO TREASURY AGREEMENT

THIS AGREEMENT is made as of the 16th day of August, 2007

BETWEEN:

LUTCAM, INC., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located 290 - 601 Cordova St, Vancouver, BC V6B 1G1

(the “Company”)

AND:

SVETLANA KOZLOVSKAIA, of 33 Odinzova Street, Apartment 56, City Minsk, Belarus

(“Kozlovskaia”)

WHEREAS:

A.           Kozlovskaia is currently a director of the Company and is the registered and beneficial owner of 2,500,000 common shares in the capital of the Company (the “Shares”);

B.            The Company has determined that its current business does not represent the best opportunity for the Company to realize value for its shareholders (the “Former Business”);

C.           The Company is currently seeking new business opportunities (the “New Business”); and

D.           To facilitate the transition of the Company to the New Business, Kozlovskaia has agreed to return the Shares to treasury, for the sole purpose of the Company retiring the Shares, in consideration for the payment by the Company to Kovlozskaia of US$200,000.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and sum of $1.00 now paid by the Company to Kozlovskaia and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Resignation and Surrender of the Shares

1.            Upon the execution of this Agreement and in consideration of the payment by the Company to Kozlovskaia of US$200,000, Kozlovskaia hereby surrenders the Shares to the Company, for the sole purpose of retiring the Shares, and will promptly undertake her best efforts to surrender and deliver the share certificates representing the Shares to the Company (the “Share Certificates”), duly endorsed for transfer in blank, signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto with appropriate instructions to allow the transfer agent to cancel the Shares.

2,            Kozlovskaia will also deliver to the Company her resignation as a director of the Company to be effective upon consummation of the transactions contemplated herein.

Cancellation of the Shares

3.            The Company shall forthwith retire the Surrendered Shares pursuant to §78.283 of Chapter 78 of the Nevada Revised Statutes.

Representations and Warranties

4.            Kozlovskaia represents and warrants to the Company that Kozlovskaia is the sole beneficial and registered owner of the Shares and that Kozlovskaia has good and marketable title to the Shares and that the Shares are free and clear of all liens, security interests, encumbrances and pledges of any kind whatsoever.

General

5.                Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

6.                Time is expressly declared to be of the essence of this Agreement.

7.                The provisions contained herein constitute the entire agreement between the Company and Kozlovskaia respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, between the Company and Kozlovskaia with respect to the subject matter hereof.

8.                This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

9.                This Agreement is not assignable without the prior written consent of the parties hereto.

10.              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by facsimile transmission will constitute proper delivery.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

LUTCAM, INC.

Per:	/s/ Drew Bonnell
Authorized Signatory

WITNESSED BY: Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ Svetlana Kozlovskaia SVETLANA KOZLOVSKAIA

CW1317623.2